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                                                                     EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

                                  by and among

                              WINCUP HOLDINGS, INC.

                                       and

                               POLAR PLASTICS INC

                                       and

                             POLAR PLASTICS (NC) INC

                             Dated November 11, 2003

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                                TABLE OF CONTENTS

                                                                            Page

1.   BACKGROUND................................................................1

2.   SALE AND TRANSFER OF ASSETS; CLOSING......................................1
     2.1   Assets to be Sold...................................................1
     2.2   Purchase Price......................................................2
     2.3   Liabilities.........................................................2
     2.4   Allocation..........................................................3
     2.5   Closing.............................................................3
     2.6   Closing Obligations.................................................4
     2.7   Working Capital Adjustment..........................................5

3.   REPRESENTATIONS AND WARRANTIES OF SELLERS.................................8
     3.1   Organization and Good Standing......................................8
     3.2   Authority and Compliance............................................8
     3.3   Capitalization......................................................8
     3.4   Financial Statements................................................9
     3.5   Books and Records...................................................9
     3.6   Description of Owned Real Property to be Leased to the Buyer.......10
     3.7   Description of Leased Real Property................................10
     3.8   Title to Assets; Encumbrances......................................10
     3.9   Condition of Facilities............................................10
     3.10  Accounts Receivable................................................11
     3.11  Inventories........................................................11
     3.12  No Undisclosed Liabilities.........................................11
     3.13  Taxes; Liens.......................................................11
     3.14  No Material Adverse Change.........................................12
     3.15  Employee Benefits..................................................12
     3.16  Legal Proceedings; Compliance with Law.............................13
     3.17  Absence of Certain Changes and Events..............................13
     3.18  Contracts. :.......................................................14
     3.19  Environmental Matters..............................................15
     3.20  Employees..........................................................16
     3.21  Labor Matters......................................................16
     3.22  Intellectual Property..............................................17
     3.23  Relationships with Related Persons.................................17
     3.24  Brokers or Finders.................................................17
     3.25  Securities Law Matters.............................................17
     3.26  Disclosure.........................................................18

4.   REPRESENTATIONS AND WARRANTIES OF BUYER..................................18
     4.1   Organization and Good Standing.....................................18

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     4.2   Authority; No Conflict.............................................18
     4.3   Certain Proceedings................................................18
     4.4   Brokers or Finders.................................................19

5.   COVENANTS OF SELLER PRIOR TO CLOSING.....................................19
     5.1   Access; Conduct of Business........................................19
     5.2   Payment of Liabilities.............................................19
     5.3   Transfer of Assets from Affiliated Entities........................19

6.   COVENANTS OF BUYER PRIOR TO CLOSING......................................19
     6.1   Required Approvals.................................................19

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE......................20
     7.1   Accuracy of Representations........................................20
     7.2   Performance of Covenants...........................................20
     7.3   Consents...........................................................20
     7.4   Additional Documents...............................................20
     7.5   No Proceedings.....................................................21
     7.6   No Conflict........................................................21
     7.7   Supply Agreement...................................................21
     7.8   Title..............................................................21
     7.9   Governmental Authorizations........................................21
     7.10  Environmental Report...............................................21
     7.11  Financing..........................................................21

8.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE.....................21
     8.1   Accuracy of Representations........................................21
     8.2   Performance of Covenants...........................................21
     8.3   Consents...........................................................22
     8.4   Additional Documents...............................................22
     8.5   No Injunction......................................................22

9.   TERMINATION..............................................................22
     9.1   Termination Events.................................................22
     9.2   Effect of Termination..............................................23

10.  ADDITIONAL COVENANTS.....................................................23
     10.1  Employees and Employee Benefits....................................23
     10.2  Payment of All Taxes Resulting from Sale of Assets By Sellers......25
     10.3  Payment of Other Retained Liabilities..............................25
     10.4  Assistance in Proceedings..........................................25
     10.5  Customer and Other Business Relationships..........................26
     10.6  Retention of and Access to Records.................................26
     10.7  Further Assurances.................................................26
     10.8  Transition Services................................................26
     10.9  Right of First Refusal to Sellers..................................26
     10.10 Release of Sellers.................................................27

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     10.11 Sale of Certain Obsolete Inventory.................................27
     10.12 National Premiums Product..........................................27

11.  INDEMNIFICATION; REMEDIES................................................27
     11.1  Survival...........................................................27
     11.2  Indemnification and Reimbursement by Sellers.......................28
     11.3  Indemnification and Reimbursement by Buyer.........................28
     11.4  Limitations on Amount--Sellers ....................................29
     11.5  Limitations on Amount--Buyer.......................................29
     11.6  Time Limitations...................................................29
     11.7  Third-Party Claims.................................................30
     11.8  Other Claims.......................................................31

12.  GENERAL PROVISIONS.......................................................31
     12.1  Expenses...........................................................31
     12.2  Public Announcements...............................................32
     12.3  Accounting.........................................................32
     12.4  Legal Representation of the Parties................................32
     12.5  Notices............................................................32
     12.6  Jurisdiction; Service of Process...................................33
     12.7  Enforcement of Agreement...........................................33
     12.8  Waiver; Remedies Cumulative........................................33
     12.9  Entire Agreement and Modification..................................34
     12.10 Schedules..........................................................34
     12.11 Assignments, Successors and No Third-Party Rights..................34
     12.12 Severability.......................................................34
     12.13 Construction.......................................................35
     12.14 Time of Essence....................................................35
     12.15 Governing Law......................................................35
     12.16 Execution Of Agreement.............................................35

13.  DEFINITIONS AND USAGE....................................................35
     13.1  Definitions........................................................35

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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is dated November 11, 2003, by and among WinCup Holdings, Inc., a Delaware corporation ("Buyer"); Polar Plastics Inc a Delaware corporation, and Polar Plastics (NC) Inc a North Carolina corporation (each individually a "Seller" and collectively, "Sellers")

     The parties, intending to be legally bound hereby, agree as follows:

1.   BACKGROUND

     Sellers desire to sell, and Buyer desires to purchase, substantially all of the Assets of Sellers for the consideration and on the terms set forth in this Agreement.

2.   SALE AND TRANSFER OF ASSETS; CLOSING

     2.1 Assets to be Sold . Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Sellers shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Sellers, free and clear of any Encumbrances other than Permitted Encumbrances, all of Sellers' right, title and interest in and to all of Sellers' assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, including the following (excluding only those items listed in Schedule 2.1(a):

           (a)  all Real Property, including the Real Property described in
Schedule 3.6 and 3.7;

           (b)  all Current Assets as defined in Section 2.7(a) below;

           (c) all Tangible Personal Property, including those items described in Schedule 2.1(c);

           (d) all Sellers' Contracts listed in Schedule 2.1(d), and all outstanding offers or solicitations made by or to Sellers to enter into any Contract;

           (e) all Governmental Authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to Buyer, including those listed in Schedule 2.1(e);

           (f) all data and records related to the operations of Sellers, as described in Schedule 2.1(f);

           (g) the intangible rights and property of Sellers, including Intellectual Property, going concern value, goodwill, telephone, telecopy and listings listed in Schedule 2.1(g);

           (h) all insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities prior to the Closing Date;

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           (i)  all claims of Sellers against third parties relating to the
Assets, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed in Schedule 2.1(i); and

           (j) all rights of Sellers relating to deposits and prepaid expenses, claims for refunds and rights to offset in respect thereof.

     All of the assets to be transferred to Buyer hereunder are herein referred to collectively as the "Assets."

     2.2   Purchase Price.

           (a) The purchase price (the "Purchase Price") for the Assets will be TWENTY EIGHT MILLION SEVEN HUNDRED TWENTY FIVE THOUSAND TWO HUNDRED EIGHTY FOUR U.S. dollars (U.S. $28,725,284), (x) plus the amount of the Current Liabilities assumed under Section 2.3(a)(iv)(v) and (vi) and (y) plus or minus the amount finally determined pursuant to Section 2.7 (entitled "Working Capital Adjustment").

           (b)  At the Closing, the Purchase Price shall be paid as follows:

                (i) (FOUR MILLION EIGHT HUNDRED TWENTY TWO THOUSAND SIX HUNDRED EIGHTY FIVE U.S. dollars (U.S. $4,822,685) shall be paid to Sellers by wire transfer ("the Cash Payment"); provided, however, the Cash Payment shall be increased or decreased, as appropriate, to take into account any increase or decrease in the amount of the Assumed Liabilities set forth in Section 2.3(a)(i), (ii) and (iii) below;

                (ii) TWO MILLION U.S. dollars (U.S. $2,000,000) shall be retained by Buyer to be paid in accordance with Section 2.7(b) below;

                (iii) a promissory note in the principal amount of TEN MILLION U.S. dollars (U.S. $10,000,000) shall be issued by Buyer to the Sellers, in the form attached as Exhibit A (the "Promissory Note"); and

                (iv) Buyers shall assume the Assumed Liabilities, pursuant to the Assignment and Assumption Agreement.

     2.3   Liabilities.

           (a) Assumed Liabilities. On the Closing Date, Buyer shall assume and agree to discharge only the following Liabilities of Sellers (the "Assumed Liabilities"):

                (i) Sellers' existing equipment leases listed in Schedule 2.3(a)(i) (the "Equipment Leases") including all remaining lease payments as well as the end of term buy-out, in an amount not to exceed TEN MILLION TWO HUNDRED EIGHTY-SEVEN THOUSAND SEVEN HUNDRED FIFTY NINE U.S. dollars (U.S. $10,287,759);

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                (ii)   Sellers' existing capital leases listed in Schedule
2.3(a)(ii) (the "Capital Leases"), in an amount not to exceed EIGHTY TWO THOUSAND NINE HUNDRED FIFTY-SIX U.S. dollars (U.S. $82,956);

                (iii) obligations to OMV Division of ISAPOMV GROUP SPA ( the "OMV Obligations") in an amount not to exceed ONE MILLION FIVE HUNDRED THIRTY-ONE THOUSAND EIGHT HUNDRED EIGHTY FOUR U.S. dollars (U.S. $1,531,884);

                (iv) any trade account payable reflected on the Interim Balance Sheet or incurred by Sellers in the ordinary course of business between the date of the Interim Balance Sheet and the Closing Date, other than a trade account payable to any Affiliate or a Related Person of Sellers, that remains unpaid and is not delinquent as of the Closing Date;

                (v) any commissions account payable reflected on the Interim Balance Sheet or incurred by Sellers in the ordinary course of business between the date of the Interim Balance Sheet and the Closing Date, other than a commission account payable to any Affiliate or a Related Person of Sellers, that remains unpaid and is not delinquent as of the Closing Date;

                (vi) any accrued expenses reflected on the Interim Balance Sheet or incurred by Sellers in the ordinary course of business between the date of the Interim Balance Sheet and the Closing Date that remain unpaid at and are not delinquent as of the Closing Date; and

                (vii) obligations of Sellers under the Contracts assumed pursuant to Schedule 2.1(d).

     Provided, however that no liability set forth in (iv), (v) and (vi) will be assumed unless such Liability is included in the Closing Net Working Capital calculation.

           (b) Retained Liabilities. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by Seller. "Retained Liabilities" shall mean every Liability of Seller other than the Assumed Liabilities.

     2.4   Allocation. The Purchase Price shall be allocated in accordance with
Exhibit 2.4. After the Closing, the parties shall make consistent use of the allocation, fair market value and useful lives specified in Exhibit 2.4 for all Tax purposes and in all filings, declarations and reports with the IRS in respect thereof. Buyer shall prepare and deliver IRS Form 8594 to Sellers within forty-five (45) days after the Closing Date to be filed with the IRS. In any Proceeding related to the determination of any Tax, neither Buyer nor Sellers shall contend or represent that such allocation is not a correct allocation.

     2.5 Closing. The closing (the "Closing") for the purchase and sale provided for in this Agreement will take place at the offices of Buyer's counsel, Duane Morris LLP, 4200 One Liberty Place, Philadelphia, Pennsylvania 19103-7396, commencing at 10:00 a.m. (local time) on December 1, 2003, unless Buyer and Sellers otherwise agree, and shall be effective at the Effective Time. Subject to the provisions of Article 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.5 will not result in the termination of this Agreement and will not relieve any party

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of any obligation under this Agreement. In such a situation, the Closing will occur as soon as practicable, subject to Article 9.

     2.6 Closing Obligations. In addition to any other documents to be delivered under other provisions of this Agreement, at the Closing:

           (a) Sellers shall deliver to Buyer, together with funds sufficient to pay all Taxes necessary for the transfer, filing or recording thereof:

                (i) a bill of sale and assignment for all of the Assets (other than Intellectual Property Assets and Real Property, in the form of Exhibit 2.6(a)(i) (the "Bill of Sale") executed by Sellers;

                (ii)   for each interest in Real Property identified in
Schedule 3.6 and 3.7, a lease, an Assignment and Assumption of Lease in the form of Exhibit 2.6(a)(ii) or such other appropriate document or instrument of transfer, as the case may require, each in form and substance satisfactory to Buyer and executed by Sellers;

                (iii)  assignments of Intellectual Property in the form of
Exhibit 2.6(a)(iii) executed by Sellers;

                (iv) a license agreement in the form of Exhibit 2.6(a)(iv) executed by Sellers, relating to the use of the "Polar" name by the Buyer;

                (v) such other bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and executed by Sellers;

                (vi) noncompetition agreements in the form of Exhibit 2.6(a)(vi) (the "Seller's Non-Competition Agreements"), executed by each Seller, the Affiliated Entities, and Eric Cohen, Andrew Liebmann, Basem Atallah and Claude Jacques ("Key Management");

                (vii) a supply agreement related to the purchase and sale of inventory between Buyer and Polar Plastic Ltd. after Closing in the form of
Exhibit 2.6(a)(vii);

                (viii) a certificate executed by Sellers as to the accuracy of their representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 7.1 and as to their compliance with and performance of their covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 7.2;

                (ix) a certificate in the form of Exhibit 2.6(a)(ix) of the Secretary of each Seller certifying, as complete and accurate as of the Closing, the matters contained therein;

                (x) a full and legally binding release executed by the Colmen Group ("Colmen") in the form of Exhibit 2.6(a)(x) pursuant to which Colmen acknowledges and agrees that it has no rights to any payments from, or to acquire any interests in, the Sellers' business or any of the Assets; and

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                (xi)   The Distribution Agreement in the form of Exhibit
2.6(b)(iv) executed by Polar Plastics Ltd.

                (xii) a lease agreement for the Winston Salem, North Carolina facility in the form of Exhibit 2.6(a)(xii) (the "Winston Salem Lease")

           (b)  Buyer shall deliver to Sellers:

                (i) FOUR MILLION EIGHT HUNDRED TWENTY TWO THOUSAND SIX HUNDRED EIGHTY FIVE U.S. dollars (U.S. $4,822,685) (to be adjusted in the event Sellers' obligations under the Assumed Liabilities set forth in Sections 2.3(a)(i) through (iii) above are greater or lesser than the amounts set forth therein) by wire transfer to an account specified by Sellers in a writing delivered to Buyer at least three (3) business days prior to the Closing Date;

                (ii)   the Promissory Note executed by Buyer;

                (iii) an assumption agreement relating to the assumption of the Assumed Liabilities executed by Buyer in the form of Exhibit 2.6(b)(iii);

                (iv) the Distribution Agreement executed by Buyer in the form of Exhibit 2.6(b)(iv);

                (v) the Guaranty and Surety Agreement executed by Radnor Holdings, Inc. in the form of Exhibit 2.6(b)(v); and

                (vi) a certificate executed by Buyer as to the accuracy of its representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 8.1 and as to its compliance with and performance of its covenants and obligations to be performed or complied with at or before the Closing in accordance with Section 8.2; and

                (vii) a certificate in the form of Exhibit 2.6(b)(vii) of the Secretary of Buyer certifying, as complete and accurate as of the Closing, the matters contained therein.

                (viii) the Confidentiality and NonDisparagement Agreement executed by WinCup Holdings, Inc. in the form of Exhibit 2.6(b)(viii).

                (ix)   the Winston Salem Lease

     2.7   Working Capital Adjustment.

           (a) Sellers have estimated that their consolidated Net Working Capital (as defined below) as of the Closing Date will be FOUR MILLION SEVEN HUNDRED ONE THOUSAND NINE HUNDRED FIVE U.S. dollars (U.S. $4,701,905) (the "Estimated Net Working Capital"). Net Working Capital shall mean the sum of the Sellers' trade accounts

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receivable (which represent valid obligations due from third parties and arising from sales actually made or services actually performed in the ordinary course of business by one of the Sellers) and inventories (collectively, the "Current Assets"), less the sum of their trade accounts payable and other current liabilities, including but not limited to employee related accruals, pro rata bonus accruals, vacation accruals, and customer rebates incurred in the conduct of the Sellers' business, but excluding any self insurance reserve
(collectively, the "Current Liabilities"). For purposes of calculating the Net Working Capital, (i) cash shall be excluded; (ii) the Current Assets shall be generated and usable in the ordinary operations of Sellers' business; (iii) inventories shall include all raw materials, work in process and finished goods, and all other materials and supplies that are normally used in the operations of the Sellers' business and shall be valued at the lower of cost or market on a first-in, first-out basis, except for obsolete items, items of below-standard quality and slow-moving items, all of which will be written down to net realizable value; (iv) all transactions with Affiliates or Related Persons, not disclosed on Schedule 3.23, shall be excluded; and (v) all Current Assets and Current Liabilities shall be valued in accordance with GAAP, and when alternative treatments are acceptable under GAAP on a consistent basis with prior periods. Sellers shall be responsible for labor costs involved in the taking of inventory through the Effective Time. Buyer shall be responsible for labor costs involved in the taking of inventory after the Effective Time. Buyers shall be responsible for the equipment rental costs associated with the taking of inventory.

           (b) Sellers and Buyer have agreed that TWO MILLION U.S. dollars (U.S. $2,000,000) dollars of the Purchase Price shall be held back by Buyer at Closing (the "Working Capital Holdback"), to be payable as follows:

                (i) if the Sellers' consolidated Net Working Capital at Closing, calculated in accordance with Section 2.7(c) (the "Closing Net Working Capital"), reduced by the amount of any Liabilities (other than the Assumed Liabilities) asserted against Buyer or the business, is greater than the Estimated Net Working Capital, Buyer shall pay the Working Capital Holdback and the excess amount to the Sellers;

                (ii) if the Closing Net Working Capital reduced by the amount of any Liabilities (other than Assumed Liabilities) asserted against Buyer or the business, is less than the Estimated Net Working Capital by an amount that is less than or equal to the Working Capital Holdback, the shortfall shall be subtracted from the Working Capital Holdback and the difference, if any, shall be paid to the Sellers by the Buyer and the Buyer shall retain the remaining amount of the Working Capital Holdback, if any; and

                (iii) if the Closing Net Working Capital reduced by the amount of any Liabilities (other than Assumed Liabilities) asserted against Buyer or the business, is less than the Estimated Net Working Capital by an amount greater than the Working Capital Holdback, the Buyer shall retain the Working Capital Holdback and the Sellers shall pay the excess amount to Buyer.

All payments shall be paid by wire transfer within thirty (30) Business Days after the amount of the Closing Net Working Capital becomes final, binding and conclusive on the parties pursuant to Section 2.7(c).

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           (c)  The Closing Net Working Capital shall be calculated as follows:

                (i) Buyer shall calculate the Closing Net Working Capital in accordance with Schedule 2.7(a), applying the same accounting principles, policies and practices that were used in preparing the Estimated Net Working Capital, provided it is agreed that in no event shall the value of the inventory included in the Closing Net Working Capital exceed EIGHT MILLION NINE HUNDRED THIRTY-FIVE THOUSAND SEVEN HUNDRED FIFTY ONE U.S. dollars (U.S. $8,935,751). In addition, it is further agreed that in the event any inventory is written down in connection with the calculation of the Closing Net Working Capital, the Affiliated Entities shall have the right to have such inventory transferred to it (the Affiliated Entities to pay all freight charges and other direct costs), in which event such transferred inventory shall be excluded from the Closing Net Working Capital calculation. Buyer shall deliver its calculation of the Closing Net Working capital to Sellers within sixty (60) days following the Closing Date.

                (ii) If within ten (10) Business Days following delivery of Buyer's calculation of the Closing Net Working Capital Sellers have not given Buyer written notice of their objection to the Buyer's calculation of the Closing Net Working Capital (which notice shall state the basis of Sellers' objection), the Closing Net Working Capital calculated by Buyer shall be final, binding and conclusive on the parties.

                (iii) If Sellers duly and timely give Buyer such notice of objection, and if Sellers and Buyer fail to resolve the issues outstanding with respect to Buyer's calculation of the Closing Net Working Capital within ten
(10) Business Days of Buyer's receipt of Sellers' objection notice, Sellers and Buyer shall submit the issues remaining in dispute to PriceWaterhouseCoopers, LLP, independent public accountants Philadelphia, Pennsylvania office (the "Independent Accountants") for resolution applying the same accounting principles, policies and practices that were used in preparing the Estimated Net Working Capital. If issues are submitted to the Independent Accountants for resolution, (i) Sellers and Buyer shall furnish or cause to be furnished to the Independent Accountants such work papers and other documents and information relating to the disputed issues as the Independent Accountants may request and are available to that party or its agents and shall be afforded the opportunity to present to the Independent Accountants any material relating to the disputed issues and to discuss the issues with the Independent Accountants; (ii) the determination by the Independent Accountants, as set forth in a notice to be delivered to both Sellers and Buyer within thirty (30) days of the submission to the Independent Accountants of the issues remaining in dispute, shall be final, binding and conclusive on the parties and shall be used in the calculation of the Closing Net Working Capital; and (iii) Sellers and Buyer will each pay fifty percent (50%) of the fees and costs of the Independent Accountants for such determination.

           (d) in the event any Liabilities (other than the Assumed Liabilities) are asserted against Buyer prior to the disbursement of the Working Capital Holdback in accordance with Section 2.7(b) above, Buyer agrees to promptly notify Sellers of such Liability and Sellers shall have the opportunity to resolve such Liability, so long as neither the Assets nor Buyer shall have any liability with respect to any such resolution. In the event such Liability is not resolved prior to the date on which the Working Capital Holdback would otherwise be paid, Buyer shall have the right, subject to the following sentence, to deduct such Liability from the Working

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Capital Holdback. If the Liability is not resolved on the date the Working
Capital Holdback would otherwise be paid, and the Sellers dispute the Liability, the Buyer and Sellers will have forty-five (45) days to resolve such Liability, and if Buyer and Sellers fail to resolve such Liability within this 45 day period, Buyer may deduct the amount of Damages incurred by Buyer with respect to such Liability from the Working Capital Holdback.

3.   REPRESENTATIONS AND WARRANTIES OF SELLERS

     Sellers represent and warrant, jointly and severally, to Buyer as follows:

     3.1   Organization and Good Standing.

           (a) Schedule 3.1(a) contains a complete and accurate list of each Sellers' jurisdiction of incorporation and any other jurisdictions in which either of Sellers is qualified to do business as a foreign corporation. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all of its obligations under the Sellers' Contracts. Except as set forth on Schedule 3.1(a), each Seller is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

           (b)  The Sellers have no Subsidiaries and, except as disclosed in
Schedule 3.1(b), do not own any shares of capital stock or other securities of any other Person.

     3.2 Authority and Compliance. Each Seller has full power and lawful authority to execute and deliver this Agreement, and the documents listed in
Section 2.6(a), and to consummate and perform the Contemplated Transactions. This Agreement and the documents listed in Section 2.6(a) have been duly authorized by all requisite parties and executed and delivered by each Seller and constitutes the legal, valid and binding obligation of all requisite parties, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, and the documents listed in Section 2.6(a), by the Sellers nor the consummation and performance of the Contemplated Transactions
(a) will conflict with or violate their respective certificates of incorporation or bylaws, or any agreement to which any of them is a party or by which any of them is bound, or any federal, state, local or other governmental law or ordinance or (b) will require the authorization, approval or consent by, or any notice to or filing with, any Third Party except as set forth in Schedule 3.2

     3.3 Capitalization. The authorized equity securities of Polar Plastics Inc consist of THREE THOUSAND (3,000) shares of common stock, with no par value, of which ONE THOUSAND (1,000) shares are issued and outstanding, and SIX THOUSAND NINE HUNDRED (6,900) shares of preferred stock, par value ONE THOUSAND dollars ($1,000) per share of which SIX THOUSAND NINE HUNDRED (6,900) shares are issued and outstanding. The authorized equity securities of Polar Plastics (NC) Inc consist of FOUR HUNDRED FORTY (440) shares of common stock, with no par value, of which FOUR HUNDRED FORTY (440) shares are issued and outstanding. There are no Contracts relating to the issuance, sale or transfer of any equity securities or other securities of either Seller except as set forth in Schedule 3.3.

     3.4 Financial Statements. The Sellers have delivered to Buyer: (a) an audited balance sheet of the Sellers, on a consolidated basis, as of March 27, 2003 (including the notes thereto, the "Balance Sheet"), and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended, including the notes thereto, together with the report thereon of Bessner Galley Kreisman, independent certified public accountants;
(b) audited balance sheets of the Sellers, on a consolidated basis, as of March 31, of each of the fiscal years 2001 and 2002, and the related audited statements of income, changes in shareholders' equity and cash flows for each of the fiscal years then ended, including in each case the notes thereto together with the report thereon of Bessner Galley Kreisman, independent certified public accountants; (c) an unaudited balance sheet of the Sellers, on a consolidated basis, as of September 30, 2002, and 2003, (the "Interim Balance Sheets") and the related unaudited statement of income, changes in shareholders' equity, and cash flows for the six (6) and nine (9) month period then ended, including the notes thereto certified by Sellers' chief financial officer and (d) the consent or other cooperation of Bessner Galley Kreisman, independent certified public accountants, as may be reasonably required by Buyer with respect to the inclusion of the Sellers' financial statements in any filing with the SEC. Buyer agrees that it will reimburse Seller for the fees of Bessner Galley Kreisman in connection with the preparation of the Interim Balance Sheets, the related unaudited statement of income, changes in shareholders' equity, and cash flows for the six (6) and nine (9) month period then ended, including notes thereto certified by Sellers' chief financial officer, and the consent or other cooperation of Bessner Galley Kreisman, independent certified public accountants as may be reasonably required by Buyer with respect to the inclusion of Sellers' financial statements in any filing with the SEC, by Sellers' auditors. Such financial statements fairly present the financial condition and the results of operations, changes in shareholders' equity and cash flows of Sellers, on a consolidated basis, as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 3.4 will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. The financial statements have been and will be prepared from and are in accordance with the accounting records of Sellers and are in an acceptable format for filing with the SEC, and Sellers acknowledge and agree that Buyer shall have the right to file all or any part of the financial statements with applicable governmental authorities, including the SEC.

     3.5 Books and Records. The books of account and other financial records of each Seller, all of which have been made available to Buyer, accurately reflect in reasonable detail the actual transactions of that Seller and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of each Seller, all of which have been made available to Buyer, contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors and committees of the board of directors of each Seller, and no meeting of any such shareholders, board of directors or committee has been held for which minutes have not been prepared or are not contained in such minute books.

     3.6   Description of Owned Real Property to be Leased to the Buyer.
Schedule 3.6 contains a correct legal description, street address and tax parcel identification number of the Winston Salem, North Carolina facility owned by Sellers to be leased to the Buyer.

     3.7 Description of Leased Real Property. Schedule 3.7 contains a correct legal description, street address and tax parcel identification number of all tracts, parcels and subdivided lots in which Seller has a leasehold interest and an accurate description (by location, name of lessor, date of Lease and term expiry date) of all Real Property Leases.

     3.8   Title to Assets; Encumbrances.

           (a) Each Seller owns good and marketable title to its respective estates in the Real Property, free and clear of any Encumbrances, other than:

                (i) liens for Taxes for the current tax year which are not yet due and payable; and

                (ii) those described in Schedule 3.8(a) ("Real Estate Encumbrances").

           True and complete copies of (d) all deeds, existing title insurance policies and surveys of or pertaining to the Real Property and (e) all instruments, agreements and other documents evidencing, creating or constituting any Real Estate Encumbrances have been delivered to Buyer. Seller warrants to Buyer that, at the time of Closing, the Real Property shall be free and clear of all Real Estate Encumbrances other than those identified on Schedule 3.8(a) as acceptable to Buyer ("Permitted Real Estate Encumbrances").

           (b) Seller owns good and transferable title to all of the other Assets free and clear of any Encumbrances other than those described in Schedule 3.8(b) ("Non-Real Estate Encumbrances"). Seller warrants to Buyer that, at the time of Closing, all other Assets shall be free and clear of all Non-Real Estate Encumbrances other than those identified on Schedule 3.8(b) as acceptable to Buyer ("Permitted Non-Real Estate Encumbrances" and, together with the Permitted Real Estate Encumbrances, "Permitted Encumbrances").

           (c) Other than the Assets referred to in Section 5.3 and Schedule 3.8(c), the Affiliated Entities do not have any right, title or interest in any Assets used in either Seller's business.

     3.9   Condition of Facilities.

           (a) Use of the Real Property for the various purposes for which it is presently being used is permitted as of right under all applicable zoning legal requirements and is not subject to "permitted nonconforming" use or structure classifications. All Improvements are in compliance with all applicable laws and regulations.

           (b) Each item of Tangible Personal Property is in good repair and good operating condition, ordinary wear and tear excepted, is suitable for immediate use in the ordinary course of business and is free from latent and patent defects. No item of Tangible

Personal Property is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business.

     3.10 Accounts Receivable. All accounts receivable that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of Sellers as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed by Sellers in the ordinary course of business. Except to the extent paid prior to the Closing Date, such accounts receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of Seller as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserves as of the Closing Date, will not represent a greater percentage of the accounts receivable reflected as of the Closing Date, than the reserves reflected on the Interim Balance Sheet represented of the accounts receivable reflected thereon and will not represent a material adverse change in the composition of such accounts receivable in terms of aging). Subject to such reserves, each of such accounts receivable either has been or will be collected in full, without any setoff, within ninety (90) days after the day on which it first becomes due and payable. There is no contest, claim, defense or right of setoff, other than returns in the ordinary course of business of Sellers, under any Contract with any account debtor of an account receivable relating to the amount or validity of such account receivable.
Schedule 3.10 contains a complete and accurate list of all accounts receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of each such account receivable. In addition, the Estimated Net Working Capital is adequate for the ordinary operation of the business consistent with past practice.

     3.11 Inventories. All items included in the inventories consist of a quality and quantity usable and, with respect to finished goods, saleable, in the ordinary course of business of Sellers except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of Sellers as of the Closing Date, as the case may be. Neither Seller is in possession of any inventory not owned by such Seller, including goods already sold. All of the inventories have been valued at the lower of cost or market on a first in, first out, basis, except for obsolete items, items of below-standard quality and slow-moving items, all of which have been written down to net realizable value. Inventories now on hand that were purchased after the date of the Balance Sheet or the Interim Balance Sheet were purchased in the ordinary course of business of Sellers at a cost not exceeding market prices prevailing at the time of purchase. The quantities of each item of inventories (whether raw materials, work-in-process or finished goods) are not excessive but are reasonable in the present circumstances of Sellers. Work-in-process inventories are now valued, and will be valued on the Closing Date, according to GAAP.

     3.12 No Undisclosed Liabilities. Except as set forth in Schedule 3.12 and obligations under Contracts set forth in Schedule 3.18, Sellers have no Liability except for Liabilities reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current Liabilities incurred in the ordinary course of business of each Seller since the date of the Interim Balance Sheet.

     3.13 Taxes; Liens. All federal, state, local, foreign or other governmental income, profit and franchise, gross receipts, sales, use, intangibles, inventory, capital stock, ad valorem, transfer, employment, payroll, withholding, occupation, property, license, stamp and excise taxes, custom duties or other taxes, fees, assessments or charges whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto due with respect to the Sellers which would result in any lien or encumbrance of the Assets, have been fully paid by the Sellers.

     3.14 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, prospects, Assets, results of operations or condition (financial or other) of the Sellers, and no event has occurred or circumstance exists that may result in such a material adverse change, except as disclosed in the Interim Balance Sheet.

     3.15  Employee Benefits.

           (a) Set forth in Schedule 3.15(a) is a complete and accurate list of all "employee benefit plans" as defined by Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive-compensation, deferred-compensation, profit-sharing, stock-option, stock-appreciation-right, stock-bonus, stock-purchase, employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, and any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, currently effective or terminated, written or unwritten) and any trust, escrow or other agreement related thereto that (i) is maintained or contributed to by either Seller or any other corporation or trade or business controlled by, controlling or under common control with either Seller (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA) ("ERISA Affiliate") or has been maintained or contributed to in the last six (6) years by either Seller or any ERISA Affiliate, or with respect to which either Seller or any ERISA Affiliate has or may have any liability, and (ii) provides benefits, or describes policies or procedures applicable to any current or former director, officer, employee or service provider of either Seller or any ERISA Affiliate, or the dependents of any thereof, regardless of how (or whether) liabilities for the provision of benefits are accrued or assets are acquired or dedicated with respect to the funding thereof (collectively the "Employee Plans").

           (b) With respect to each Employee Plan, each Seller has delivered or caused to be delivered to the Purchaser true and complete copies of (i) the plan document, trust agreement and any other document governing such Employee Plan,
(ii) the summary plan description, (iii) all Form 5500 annual reports and attachments, and (iv) the most recent IRS determination letter, if any, for such plan.

     Except as set forth in Schedule 3.15(a):

           (c) No Employee Plan is or was a defined benefit plan subject to Title IV of ERISA, or a "Multiemployer Plan" within the meaning of section 4001(a)(3) of ERISA. Neither Seller nor any of its ERISA Affiliates currently has any liability to make any withdrawal liability payment to any Multiemployer Plan.

           (d) Each Employee Plan that provides medical benefits has been operated in compliance with all requirements of sections 601 through 608 of ERISA and either (i) section 162(i)(2) and (k) of the Code and regulations thereunder (prior to 1989) or (ii) Section 4980B of the Code and regulations thereunder (after 1988), relating to the continuation of coverage under certain circumstances in which coverage would otherwise cease. Each Seller shall continue to provide continuation coverage to those former employees of that Seller (and their dependents or former dependents) who are receiving such coverage as of the Closing.

           (e) No Employee Plan maintained by either Seller provides post retirement medical benefits, post retirement death benefits or other post retirement welfare benefits.

           (f) All contributions to, and payments from, the Employee Plans which may have been required to be made in accordance with the Employee Plans and, when applicable, section 302 of ERISA or section 412 of the Code, have been timely made.

           (g) There have been no statements or communications made or materials provided to any employee or former employee of either Seller by any Person (including any member of an ERISA Affiliate or any employee, officer or director of any member of an ERISA Affiliate) which provide for or could be construed as a contract or promise by the Buyer to provide for any pension, welfare, or other insurance-type benefits to any such employee or former employee, whether before or after retirement.

           (h) Each Employee Plan complies in all material respects with all applicable state and federal laws, including, without limitation, ERISA, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family Medical Leave Act, Title VII of the Civil Rights Act of 1964, as amended, the Health Insurance Portability and Accountability Act of 1996, as amended and the regulations promulgated thereunder, and Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended.

           (i) There are no events, contingencies, claims or legal proceedings that could rise to the level of liability with the IRS, PBGC, United States Department of Labor, or any other governmental agency or person on account of any event or circumstances arising under any Employee Plan or a claim for benefits under any such plan.

     3.16  Legal Proceedings; Compliance with Law. Except as set forth in
Schedule 3.16, there is no Proceeding, pending or, to the Knowledge of the Sellers threatened in writing against or affecting Sellers' business or the Assets. The Sellers have no Knowledge of any state of facts that might reasonably form the basis of any claim or litigation against either Seller relating to Sellers' business or the Assets. The conduct of the business by each Seller and their use of the Assets are in all material respects in compliance with all Legal Requirements. Each Seller owns or possesses all governmental authorizations, which are necessary for it to conduct its business as now conducted.

     3.17  Absence of Certain Changes and Events. Except as set forth in
Schedule 3.17, (i) since the date of the Balance Sheet, each Seller has conducted its business only in the ordinary course of business and, (ii) there has not been any:

           (a) change in each Seller's authorized or issued capital stock, grant of any stock option or right to purchase shares of capital stock of that Seller or issuance of any security convertible into such capital stock;

           (b)  amendment to the governing documents of either Seller;

           (c) entry into, termination of or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit or similar Contract to which either Seller is a party, or (ii) any Contract or transaction involving a total remaining commitment by either Seller in excess of $20,000;

           (d) indication by any customer or supplier of an intention to discontinue or change the terms of its relationship with either Seller in any material respect; and

           (e)  material change in the accounting methods used by either Seller.

     3.18 Contracts. Schedule 3.18 contains a list, as of the date hereof, of each Seller Contract described below:

           (a)  Contract with any employee or consultant;

           (b)  Contract to sell or supply special orders in excess of $20,000;

           (c)  Contract to sell goods to the United States Government;

           (d) representative or sales agency contract or employee leasing arrangement;

           (e) Contract with any customer providing for a volume refund, retrospective price adjustment, price guarantee or rebate program;

           (f) commitment by either Seller to guarantee the obligations of another in connection with the business of that Seller;

           (g)  equipment leases;

           (h)  real property leases;

           (i) mortgage, indenture, note, debenture, bond, letter of credit agreement, surety agreement, loan agreement or other commitment for the borrowing or lending of money relating to either Seller;

           (j) license, franchise, distributorship or other agreement, including those which relate in whole or in part to any software, technical assistance or other know-how used by either Seller in the prior twenty-four months;

           (k) commitment or agreement for any capital expenditure or leasehold improvement in excess of $20,000; and

           (l) any Contract or commitment which is material to the operations of the business of either Seller and which is not otherwise required to be disclosed herein.

True and correct copies of such Contracts have been delivered to Buyer and each is a valid and binding obligation in full force and effect. Except as set forth on Schedule 3.18, neither Seller is in default under any of the Sellers' Contracts, and, to the Sellers Knowledge, no Third Party is in default under any of the Contracts. No Third Party consents shall be required to assign any Contract, except as set forth on Schedule 3.18.

     3.19  Environmental Matters. Except as disclosed in Schedule 3.19:

           (a) Each Seller is, and at all times has been, in full compliance in all material respects with, and has not been and is not currently in violation of or liable under, any Environmental Law. Neither Seller has any basis to expect, nor has any of them received, any actual or threatened order, notice or other written communication from (i) any governmental body or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal or mixed) in which either Seller has or had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by either Seller, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

           (b) There are no pending or, to the Knowledge of either Seller, threatened claims, Encumbrances, or other restrictions of any nature resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law with respect to or affecting any Facility or any other property or asset (whether real, personal or mixed) in which either Seller has or had an interest.

           (c) Neither Seller has any Knowledge of or any basis to expect, nor has any of them received, any citation, directive, inquiry, notice, Order, summons, warning or other written communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation of or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health and Safety Liabilities with respect to any Facility or property or asset (whether real, personal or mixed) in which either Seller has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by either Seller have been transported, treated, stored, handled, transferred, disposed, recycled or received.

           (d) Neither Seller has any Environmental, Health and Safety Liabilities with respect to any Facility or, to the Knowledge of each Seller, with respect to any other property or asset (whether real, personal or mixed) in which either Seller (or any predecessor) has or had an interest or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

           (e) There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, aboveground or underground storage tanks, landfills, land deposits, dumps, equipment (whether movable or fixed) or other containers, either temporary or permanent, or deposited or located in land, water, sumps, or any other part of the Facility or such adjoining property, or incorporated into any structure therein or thereon. Neither Seller, nor to the Knowledge of each Seller, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or any other property or assets (whether real, personal or mixed) in which either Seller has or had an interest except in compliance in all material respects with all applicable Environmental Laws.

           (f) There has been no Release or, to the Knowledge of either Seller, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal or mixed) in which either Seller has or had an interest, or to the Knowledge of each Seller any geologically or hydrologically adjoining property, whether by either Seller or any other Person.

           (g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by either Seller pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by either Seller with Environmental Laws.

     3.20  Employees.

           (a) Schedule 3.20(a) contains a complete and accurate list of the following information for each employee, director, independent contractor, consultant and agent of each Seller, including each employee on leave of absence or layoff status: employer; name; job title; date of hiring or engagement; date of commencement of employment or engagement; current compensation paid or payable and any change in compensation since January 1, 2003, sick and vacation leave that is accrued but unused; and service credited for purposes of vesting and eligibility to participate under any Employee Plan, or any other employee or director benefit plan.

           (b) Neither Seller provides any of the following benefits to retired employee or director of that Seller: pension benefits; pension option election; retiree medical insurance coverage; or retiree life insurance coverage.

           (c) Neither Seller has violated the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar state or local Legal Requirement. During the ninety (90) day period prior to the date of this Agreement, Polar Plastics Inc has terminated no employees and Polar Plastics
(NC) Inc has terminated one employee, respectively. For purposes of the WARN Act, each Affiliated Entity is a separate and distinct employer from each Seller.

     3.21 Labor Matters. No employees of either Seller are represented by a labor union and neither Seller is a party to and nor does it have any obligation under any collective bargaining agreement. There are no pending representation campaigns, elections or questions concerning union representation involving any employees of either Seller or any of the foregoing which have been threatened in writing. Neither Seller has any Knowledge of any efforts of any labor union to organize any employees of either Seller nor of any demands for recognition or collective bargaining, nor of any strikes or work stoppages of any kind, or threats thereof, by or with respect to any employees of either Seller and no such activities occurred during the 24-month period preceding the date hereof.

     3.22 Intellectual Property. Except as set forth in Schedule 3.22, the business of each Seller as formerly and presently operated did not and does not utilize any patent, trademark, tradename, service mark, copyright, software, trade secret or know-how (collectively, "Intellectual Property"), and neither Seller has infringed or does infringe upon or unlawfully or wrongfully used or use any Intellectual Property owned or claimed by any other person or entity. Except as set forth in Schedule 3.22, neither Seller is in default under, and has not received any notice of any claim of infringement or any other claim or proceeding relating to, any of the Intellectual Property. To the Knowledge of each Seller, no present or former employee of either Seller and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any of the Intellectual Property, or in any application therefor, which either Seller owns, possesses or uses in its operations as now or heretofore conducted.

     3.23 Relationships with Related Persons. Except as disclosed in Schedule 3.23, neither Seller nor any Related Person of any of them has, or since January 1, 2003 has had, any interest in any property (whether real, personal or mixed and whether tangible or intangible) used in or pertaining to the business of a Seller. Neither Seller nor any Related Person of any of them owns, or since has owned, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (a) had business dealings or a material financial interest in any transaction with either Seller other than business dealings or transactions disclosed in Schedule 3.23, each of which has been conducted in the ordinary course of business with that Seller at substantially prevailing market prices and on substantially prevailing market terms or (b) engaged in competition with that Seller with respect to any line of the products or services of that Seller (a "Competing Business") in any market presently served by that Seller, except for ownership of less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.23, neither Seller nor any Related Person of any of them is a party to any Contract with, or has any claim or right against either Seller.

     3.24 Brokers or Finders. Except as set forth in Schedule 3.24, neither Seller, no Affiliated Entity, nor any of their Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payments in connection with the Contemplated Transactions.

     3.25  Securities Law Matters.

           (a) Sellers are acquiring the Promissory Note for their own accounts and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act.

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

           (b) Each Seller confirms that Buyer has made available to each Seller and its Representatives the opportunity to ask questions of the officers and management employees of Buyer and to acquire such additional information about the business and financial condition of Buyer as Seller has requested, and all such information has been received.

     3.26  Disclosure.

           (a) No representation or warranty made by either Seller in this Agreement (including the Schedules hereto) or the certificates delivered pursuant to Section 2.6(a) in connection with the Contemplated Transactions contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading.

           (b) Neither Seller has Knowledge of any fact that has specific application to either Seller (other than general economic or industry conditions) and that is reasonably likely to materially adversely affect any of the Assets, business, prospects, financial condition or results of operations of either Seller that has not been set forth in this Agreement.

4.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Sellers as follows:

     4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now conducted.

     4.2   Authority; No Conflict.

           (a) This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Distribution Agreement, Assignment and Assumption Agreement, the Promissory Note and each other agreement to be executed or delivered by Buyer at Closing (collectively, the "Buyer's Closing Documents"), each of the Buyer's Closing Documents will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents, and such action has been duly authorized by all necessary corporate action.

           (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions (a) will conflict with or violate their respective certificates of incorporation or bylaws, or any agreement to which any of them is a party or by which any of them is bound, or any federal, state, local or other governmental law or ordinance or
(b) will require the authorization, approval or consent by, or any notice to or filing with, any Third Party except as set forth in Schedule 4.2.

     4.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Buyer and that challenges, or is reasonably likely to have the effect of preventing,

                                       18

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delaying, making illegal or otherwise interfering with, any of the Contemplated
Transactions. To Buyer's Knowledge, no such Proceeding has been threatened.

     4.4 Brokers or Finders. Neither Buyer nor any of its Representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

5.   COVENANTS OF SELLER PRIOR TO CLOSING

     5.1 Access; Conduct of Business. From the date hereof through the Closing, the Sellers shall (a) provide Buyer and its representatives full and free access to Sellers' books, records, financial statements and other documents and materials related to the business as well as Sellers' accountants, vendors, landlords, customers, employees and other persons having business dealing with the business; (b) conduct the business in the ordinary course; (c) maintain the Assets, including the equipment and Real Property, in substantially the same condition as existing on the date hereof, except for normal maintenance requirements, ordinary wear, tear and consumption, and changes, actions and matters made, taken or occurring in the ordinary course of the business or approved by Buyer in writing; (d) use their Best Efforts to preserve intact the current business organization of the business, keep available the services of the current officers, employees and agents of the business and maintain relations and good will with suppliers, customers, landlords, creditors, employees, agents and other having business relationships with the business; (e) not enter into any commitments, including any purchasing commitments or hiring any new personnel or making any commitments with respect to wage and/or salary increases or bonuses, or terminate any employee through the Closing without the prior written approval of Buyer; (f) consult immediately with Buyer concerning operational matters of a material nature; and (g) otherwise report periodically to the Buyer concerning the status of the business.

     5.2 Payment of Liabilities. From the date hereof through the Closing, the Sellers shall pay or otherwise satisfy in the ordinary course of business all of its Liabilities.

     5.3 Transfer of Assets from Affiliated Entities. Prior to Closing, the Affiliated Entities will transfer to Sellers good and marketable title to the molds and tooling owned by Polar Plastic Ltd. that are used in the operations of Sellers' business, and included in the Assets sold to Buyer, subject to their related debt, which is part of the debt referenced in Section 2.3(a)(iii).

6.   COVENANTS OF BUYER PRIOR TO CLOSING

     6.1 Required Approvals. As promptly as practicable after the date of this Agreement, Buyer shall make, or cause to be made, all filings required by applicable law or regulation to be made by it to consummate the Contemplated Transactions. Buyer also shall cooperate, and cause its Related Persons to cooperate, with Sellers (a) with respect to all filings either Seller shall be required by applicable law or regulation to make and (b) in obtaining all Consents identified in Schedule 3.2, provided, however, that Buyer shall not be required to dispose of or make any change to its business, expend any material funds or incur any other burden in order to comply with this Section 6.1.

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7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

     Buyer's obligation to purchase the Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

     7.1 Accuracy of Representations. Each Seller's representations and warranties in this Agreement shall have been accurate in all material respects (except with respect to those representations and warranties which contain a materiality qualifier, which shall be accurate in all respects) as of the date of this Agreement and shall be accurate in all material respects (except with respect to those representations and warranties which contain a materiality qualifier, which shall be accurate in all respects) as of Closing as if then made, without giving effect to any supplement to the Schedules.

     7.2 Performance of Covenants. Each of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

     7.3 Consents. Each of the Consents identified in Schedule 7.3 (the "Material Consents") shall have been obtained and shall be in full force and effect.

     7.4 Additional Documents. Sellers shall have caused the documents and instruments required by Section 2.6(a) and the following documents to be delivered (or tendered subject only to Closing) to Buyer:

           (a) an opinion of Wiener and Wiener LLP, dated the Closing Date, in the form of Exhibit 7.4(a);

           (b) The certificate or articles of incorporation and all amendments thereto of each Seller, duly certified as of a recent date by the Secretary of State of the jurisdiction of each Seller's incorporation;

           (c) Releases of all Encumbrances on the Assets other than Assumed Liabilities

           (d) Landlord Consent and Estoppel Certificate for the Ground Lease in the form of Exhibit 7.4(d);

           (e) Certificates dated as of a date not earlier than the third business day prior to the Closing as to the good standing of each Seller and payment of all applicable state Taxes by each Seller, executed by the appropriate officials of jurisdiction in which each Seller is incorporated; and

           (f) Such other documents as Buyer may reasonably request for the purpose of evidencing Sellers' compliance with the provisions of this Agreement or to facilitate the consummation of the Contemplated Transactions.

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

     7.5 No Proceedings. Since the date of this Agreement, there shall not have been commenced or threatened against Buyer, or against any Related Person of Buyer, any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions or (b) that is reasonably likely to have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with any of the Contemplated Transactions.

     7.6 No Conflict. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of or cause Buyer or any Related Person of Buyer to suffer any adverse consequence under (a) any applicable law or regulation or Order or (b) any law or regulation or Order that has been published, introduced or otherwise proposed by or before any governmental body.

     7.7 Supply Agreement. Buyer and Polar Plastics Ltd. shall have entered into a supply agreement in the form of Exhibit 2.6(a)(vii).

     7.8 Title. Title to the Ground Lease Property shall be good and marketable and insurable at regular rates by a title insurance company of Buyer's choice subject to only such exceptions as are acceptable to Buyer in Buyer's sole discretion. Buyer, at Seller's expense, shall obtain title commitments for the Ground Lease Property. Buyer shall obtain any survey that Buyer may require.

     7.9 Governmental Authorizations. Buyer shall have received such Governmental Authorizations as are necessary to allow Buyer to operate the Assets from and after the Closing.

     7.10 Environmental Report. Buyer shall have received an environmental site assessment report with respect to Sellers' Facilities, which report shall be acceptable in form and substance to Buyer in its sole discretion.

     7.11 Financing. Buyer shall have obtained approval from its existing lender group on terms and conditions reasonably satisfactory to it to consummate the Contemplated Transactions.

8.   CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

     Sellers' obligation to sell the Assets and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in whole or in part):

     8.1 Accuracy of Representations. Each of Buyer's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the time of the Closing as if then made.

     8.2 Performance of Covenants. Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, shall have been performed and complied with in all material respects.

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     8.3   Consents. Each of the Consents identified in Schedule 8.3 shall have been obtained and shall be in full force and effect.

     8.4 Additional Documents. Buyer shall have caused the documents and instruments required by Section 2.6(b) and the following documents to be delivered (or tendered subject only to Closing) to Sellers:

           (a) an opinion of Duane Morris LLP dated the Closing Date, in the form of Exhibit 8.4(a); and

           (b) Such other documents as Sellers may reasonably request for the purpose of evidencing Sellers' compliance with the provisions of this Agreement or to facilitate the consummation of the Contemplated Transactions.

     8.5 No Injunction. There shall not be in effect any applicable law or regulation or any injunction or other Order that (a) prohibits the consummation of the Contemplated Transactions and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

9.   TERMINATION

     9.1 Termination Events. By notice given prior to or at the Closing, subject to Section 9.2, this Agreement may be terminated as follows:

           (a) by Buyer if a material Breach of any provision of this Agreement has been committed by Sellers and such Breach has not been waived by Buyer;

           (b) by Sellers if a material Breach of any provision of this Agreement has been committed by Buyer and such Breach has not been waived by Sellers;

           (c) by Buyer if any condition in Article 7 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.5 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement), and Buyer has not waived such condition on or before such date;

           (d) by Sellers if any condition in Article 8 has not been satisfied as of the date specified for Closing in the first sentence of Section 2.5 or if satisfaction of such a condition by such date is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement), and Sellers have not waived such condition on or before such date;

           (e)  by mutual consent of Buyer and Sellers;

           (f) by Buyer if the Closing has not occurred on or before January 31, 2004, or such later date as the parties may agree upon, unless the Buyer is in material Breach of this Agreement; or

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           (g)  by Sellers if the Closing has not occurred on or before January
31, 2004, or such later date as the parties may agree upon, unless either Seller is in material Breach of this Agreement.

     9.2   Effect of Termination. Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all obligations of the parties under this Agreement will terminate, except that the obligations of the parties in this Section 9.2 and Articles 12 and 13 (except for those in Section 13.5) will survive, provided, however, that if this Agreement is terminated because of a Breach of this Agreement by the nonterminating party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.  ADDITIONAL COVENANTS

     10.1  Employees and Employee Benefits.

           (a) Information on Active Employees. For the purpose of this Agreement, the term "Active Employees" shall mean all employees employed on the Closing Date by either Seller for its business who are:

                (i) bargaining unit employees currently covered by a collective bargaining agreement; or

                (ii) employed exclusively in such Seller's business as currently conducted, including employees on temporary leave of absence, including family medical leave, military leave, temporary disability or sick leave, but excluding employees on long-term disability leave.

           (b)  Employment of Active Employees by Buyer.

                (i) Buyer is not obligated to hire any Active Employee but may interview all Active Employees. Buyer will provide Sellers with a list of Active Employees to whom Buyer has made an offer of employment that has been accepted to be effective on the Closing Date (the "Hired Active Employees"). Subject to Legal Requirements, Buyer will have reasonable access to the Facilities and personnel records (including performance appraisals, disciplinary actions, grievances and medical records) of Seller for the purpose of preparing for and conducting employment interviews with all Active Employees and will conduct the interviews as expeditiously as possible prior to the Closing Date. Access will be provided by Sellers upon reasonable prior notice during normal business hours. Effective immediately before the Closing, Sellers will terminate the employment of all of their Hired Active Employees.

                (ii) Neither of the Sellers nor their Related Persons shall solicit the continued employment of any Active Employee (unless and until Buyer has informed Sellers in writing that the particular Active Employee will not receive any employment offer from Buyer) or the employment of any Hired Active Employee after the Closing. Buyer shall inform Sellers

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

promptly of the identities of those Active Employees to whom it will not make employment offers.

                (iii) It is understood and agreed that (A) Buyer's expressed intention to extend offers of employment as set forth in this section shall not constitute any commitment, Contract or understanding (expressed or implied) of any obligation on the part of Buyer to a post-Closing employment relationship of any fixed term or duration or upon any terms or conditions other than those that Buyer may establish pursuant to individual offers of employment, and (B) employment offered by Buyer is "at will" and may be terminated by Buyer or by an employee at any time for any reason (subject to any written commitments to the contrary made by Buyer or an employee and Legal Requirements). Nothing in this Agreement shall be deemed to prevent or restrict in any way the right of Buyer to terminate, reassign, promote or demote any of the Hired Active Employees after the Closing or to change adversely or favorably the title, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment of such employees.

           (c)  Salaries and Benefits.

                (i) Sellers shall be responsible for (e) the payment of all wages and other remuneration due to Active Employees with respect to their services as employees of Sellers through the Effective Time; (f) the payment of any termination or severance payments and the provision of health plan continuation coverage in accordance with the requirements of COBRA and Sections 601 through 608 of ERISA; and

                (ii) Sellers shall be liable for any claims made or incurred by Active Employees and their beneficiaries through the Effective Time under the Employee Plans. For purposes of the immediately preceding sentence, a charge will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the charge are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred or when a condition has been diagnosed that entitles the employee to the benefit.

           (d)  Sellers' Retirement and Savings Plans.

                (i) All Hired Active Employees who are participants in either of Sellers retirement plans shall retain their accrued benefits under Sellers' retirement plans as of the Closing Date, and Sellers (or Sellers' retirement plans) shall retain sole liability for the payment of such benefits as and when such Hired Active Employees become eligible therefor under such plans. All Hired Active Employees shall become fully vested in their accrued benefits under Sellers retirement plans as of the Closing Date, and Sellers will so amend such plans if necessary to achieve this result. Sellers shall cause the assets of each Employee Plan to equal or exceed the benefit liabilities of such Employee Plan on a plan-termination basis as of the Effective Time.

                (ii) Sellers will cause their savings plans to be amended in order to provide that the Hired Active Employees shall be fully vested in their accounts under such plan as of the Closing Date and all payments thereafter shall be made from such plan as provided in the plan.

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

           (e) No Transfer of Assets. Neither of the Sellers nor their Related Persons will make any transfer of pension or other employee benefit plan assets to Buyer.

           (f)  General Employee Provisions.

                (i) Sellers and Buyer shall give any notices required by applicable law or regulation and take whatever other actions with respect to the plans, programs and policies described in this Section 10.1 as may be necessary to carry out the arrangements described in this Section 10.1.

                (ii) Sellers and Buyer shall provide each other with such plan documents and summary plan descriptions, employee data or other information as may be reasonably required to carry out the arrangements described in this
Section 10.1.

                (iii) If any of the arrangements described in this Section 10.1 are determined by the IRS or other governmental body to be prohibited by law, Sellers and Buyer shall modify such arrangements to as closely as possible reflect their expressed intent and retain the allocation of economic benefits and burdens to the parties contemplated herein in a manner that is not prohibited by law.

                (iv) Sellers shall provide Buyer with completed I-9 forms and attachments with respect to all Hired Active Employees, except for such employees as Sellers certify in writing to Buyer are exempt from such requirement.

                (v) Buyer shall not have any responsibility, liability or obligation, whether to Active Employees, former employees, their beneficiaries or to any other Person, with respect to any employee benefit plans, practices, programs or arrangements (including the establishment, operation or termination thereof and the notification and provision of COBRA coverage extension) maintained by Seller.

     10.2 Payment of All Taxes Resulting from Sale of Assets By Sellers. Sellers shall pay in a timely manner all Taxes resulting from or payable in connection with the sale of the Assets pursuant to this Agreement, regardless of the Person on whom such Taxes are imposed by Legal Requirements.

     10.3 Payment of Other Retained Liabilities. In addition to payment of Taxes pursuant to Section 10.2, Sellers shall pay, or make adequate provision for the payment, in full all of the Retained Liabilities under this Agreement. If any such Retained Liabilities are not so paid or provided for, or if Buyer reasonably determines that failure to make any payments will impair Buyer's use or enjoyment of the Assets or conduct of the business previously conducted by Sellers with the Assets, Buyer may, at any time after the Closing Date, elect to make all such payments directly (but shall have no obligation to do so) and set off and deduct the full amount of all such payments from the first maturing installments of the unpaid principal balance of the Promissory Note.

     10.4 Assistance in Proceedings. Sellers will cooperate with Buyer and its counsel in the contest or defense of, and make available its personnel and provide any testimony and access to its books and records in connection with, any Proceeding involving or relating to (a) any

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Contemplated Transaction or (b) any action, activity, circumstance, condition, conduct, event, fact, failure to act, incident, occurrence, plan, practice, situation, status or transaction on or before the Closing Date involving either Seller or its business.

     10.5 Customer and Other Business Relationships. After the Closing, each Seller will cooperate with Buyer in its efforts to continue and maintain for the benefit of Buyer those business relationships of Sellers existing prior to the Closing and relating to the business to be operated by Buyer after the Closing, including relationships with lessors, employees, regulatory authorities, licensors, customers, suppliers and others, and Sellers will satisfy the Retained Liabilities in a manner that is not detrimental to any of such relationships. Sellers will refer to Buyer all inquiries relating to such business. Neither Seller nor any of its officers, employees, agents or shareholders shall take any action that would tend to diminish the value of the Assets after the Closing or that would interfere with the business of Buyer to be engaged in after the Closing, including disparaging the name or business of Buyer.

     10.6 Retention of and Access to Records. After the Closing Date, Buyer shall retain for a period consistent with Buyer's record-retention policies and practices those records of each Seller delivered to Buyer. Buyer also shall provide each Seller and their Representatives reasonable access thereto, during normal business hours and on at least three days' prior written notice, to enable them to prepare financial statements or tax returns or deal with tax audits.

     10.7 Further Assurances. Subject to the proviso in Section 6.1, the parties shall cooperate reasonably with each other and with their respective Representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

     10.8 Transition Services. For a period of ninety (90) days after the Closing and to the extent requested by Buyer, the Affiliated Entities agree to reasonably provide the services of employees of the Affiliated Entities to assist Buyer in a smooth transition of the Sellers' business to Buyer, at no additional cost to Buyer. In addition, Buyer agrees to provide Sellers with office space, of not more than three (3) offices, to Sellers in the Mooresville, North Carolina facility for a period not to exceed six (6) weeks from the Closing Date.

     10.9  Right of First Refusal to Sellers. In the event Buyer, within a seven
(7) year period from the Closing Date, receives a bona fide written offer ("Third Party Offer") from a ("Third Party") to purchase any tooling purchased by Buyer from Sellers hereunder and Buyer is prepared to accept such Third Party Offer, Buyer agrees to furnish a copy thereof to Sellers. The Third Party Offer shall identify the tooling to be purchased and contain the price and payment terms offered by the Third Party. Sellers shall have the right (exercisable within a period of thirty (30) days after receipt of such copy) to purchase such tooling from Buyer on the identical terms and conditions set forth in the Third Party Offer. In the event Sellers do not so purchase the tooling during such thirty (30) day period, Buyer may sell or otherwise transfer the tooling on whatever terms and conditions Buyer shall determine in its sole discretion. The provisions of this section shall not apply to the transfer of any tooling, (a) to an Affiliate of Buyer or (b) in

                                       26

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connection with the sale of all or substantially all of the assets of the business purchased hereunder, provided however that the transfer of tooling to such Affiliate of Buyer or purchaser of all or substantially all of the assets of the business purchased hereunder shall require that such Affiliate of Buyer or such purchaser agree to be subject to the above provisions. Sellers may assign its right of first refusal to either of the Affiliated Entities.

     10.10 Release of Sellers. Buyer shall use its Commercially Reasonable Efforts to obtain release of Sellers, the Affiliated Entities and any affiliate from any obligation or liability with respect to a Capital Lease, Equipment Lease or the Ground Lease, including but not limited to obtaining the guarantee of Radnor Holdings Corporation if required by the other party thereto.

     10.11 Sale of Certain Obsolete Inventory. Buyer agrees that Sellers shall be permitted to conduct a tent sale of certain obsolete inventory listed on
Schedule 10.11 at the Mooresville, North Carolina facility on November 22, 2003. Sellers shall reimburse Buyer for all costs, (including all labor costs) incurred by Buyer in assisting Sellers in conducting the tent sale. Sellers shall be entitled to all proceeds from any inventory sold in the tent sale. Any inventory listed on Schedule 10.11 that is not sold during the tent sale shall be written down by Buyer to its net realizable value and handled in accordance with Section 2.7.

     10.12 National Premiums Product. Sellers have purchased 32,000 cases of inventory under its agreement of representation with National Premiums (NP) dated January 31, 2003 ("National Premiums Agreement"). Buyer agrees that for a period not to exceed six months from the Closing Date, it will store and load such inventory onto Sellers' designated carrier for Sellers, at no cost to Sellers. In the event Sellers have not taken possession of any such inventory by the end of such six month period, Buyer shall have the right to dispose of such inventory and Sellers shall reimburse Buyer for all costs incurred by Buyer in connection with such disposition. Sellers shall have the right to sell all product purchased pursuant to National Premiums Agreement in the United States, and shall have the right to sell the above inventory bearing the trademark "POLAR PERFECTION" assigned to Buyer pursuant to the Assignment of Trademarks referred to in Section 2.6(a)(iii), and shall have the right to sell future produced inventory using the trademark to the extent that packaging bearing the trademark presently exists.

11.  INDEMNIFICATION; REMEDIES

     11.1 Survival. All representations, warranties, covenants and obligations in this Agreement, the Schedules hereto, the certificates delivered pursuant to
Section 2.6 and any other certificate or document delivered pursuant to this Agreement shall survive the Closing and the consummation of the Contemplated Transactions, subject to Section 11.6. The right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations shall not be affected by any investigation (including any environmental investigation or assessment) conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants and obligations.

     11.2 Indemnification and Reimbursement by Sellers. Sellers, jointly and severally, will indemnify and hold harmless Buyer, and its Representatives, shareholders, subsidiaries and Related Persons (collectively, the "Buyer Indemnified Persons"), and will reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a Third-Party Claim (collectively, "Damages"), arising from or in connection with:

           (a)  any Breach of any representation or warranty made by Sellers in
(i) this Agreement, including the schedules hereto (ii) the certificates delivered pursuant to Section 2.6 (iii) any transfer instrument or (iv) any other certificate, document, writing or instrument delivered by Sellers pursuant to this Agreement;

           (b) any Breach of any covenant or obligation of Sellers in this Agreement or in any other certificate, document, writing or instrument delivered by Sellers pursuant to this Agreement;

           (c) any Liability arising out of the ownership or operation of the Assets prior to the Effective Time other than the Assumed Liabilities;

           (d) any brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding made, or alleged to have been made, by any Person with Sellers (or any Person acting on their behalf) in connection with any of the Contemplated Transactions;

           (e) any product or component thereof manufactured by or shipped, or any services provided by, either Seller, in whole or in part, prior to the Closing Date;

           (f) any noncompliance with or violation of any fraudulent transfer law in respect of the Contemplated Transactions;

           (g) any liability under the WARN Act or any similar state or local Legal Requirement that may result from an "Employment Loss", as defined by 29 U.S.C. sect. 2101(a)(6), caused by any action of either Seller prior to the Closing or by Buyer's decision not to hire previous employees of Seller;

           (h)  any Employee Plan established or maintained by Sellers; or

           (i)  any Retained Liabilities.

     11.3 Indemnification and Reimbursement by Buyer. Buyer will indemnify and hold harmless Sellers, and will reimburse Sellers, for any Damages arising from or in connection with:

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           (a)  any Breach of any representation or warranty made by Buyer in this Agreement or in any certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

           (b) any Breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement;

           (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on Buyer's behalf) in connection with any of the Contemplated Transactions; or

           (d)  any Assumed Liabilities.

     11.4 Limitations on Amount--Sellers . Sellers shall have no liability (for indemnification or otherwise) with respect to any claim under Section 11.2(a) until the total of all Damages with respect to all such claims exceeds TWO HUNDRED THOUSAND U.S. dollars (U.S. $200,000), after which the Sellers shall be liable for all such claims beginning with the first dollar of Damages. Furthermore, the aggregate liability of Sellers with respect to claims under
Section 11.2(a) shall not exceed TEN MILLION U.S. dollars (U.S. $10,000,000). However, this Section 11.4 will not apply to claims under Section 11.2(b) through (i) or to matters arising in respect of Sections 3.8, 3.10, 3.13, 3.19, 3.24, 3.25, 3.26, 4.4 or to any Breach of any of Sellers' representations and warranties of which either Seller had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by either Seller of any covenant or obligation, and Sellers will be jointly and severally liable for all Damages with respect to such Breaches.

     11.5 Limitations on Amount--Buyer. Buyer will have no liability (for indemnification or otherwise) with respect to any claim under Section 11.3(a) until the total of all Damages with respect to all such claims exceeds TWO HUNDRED THOUSAND U.S. dollars (U.S. $200,000), after which Buyer shall be liable for all such claims beginning with the first dollar of Damages. Furthermore, the aggregate liability of Buyer with respect to claims under Section 11.3(a) shall not exceed TEN MILLION U.S. dollars (U.S. $10,000,000). However, this Section
11.5 will not apply to claims under Section 11.3(b) through (d) or matters arising in respect of Section 4.4 or to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

     11.6  Time Limitations.

           (a) If the Closing occurs, Sellers will have joint and several liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date (other than those in Sections 2.1 and 2.3(b) and Articles 10 and 12, as to which a claim may be made at any time) or (ii) a representation or warranty (other than those in Sections 3.8, 3.10, 3.13, 3.19, 3.24, 3.26, as to which a claim may

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

be made at any time), only if on or before the date that is three (3) years from the Closing Date, Buyer notifies Sellers of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by Buyer.

           (b) If the Closing occurs, Buyer will have liability (for indemnification or otherwise) with respect to any Breach of (i) a covenant or obligation to be performed or complied with prior to the Closing Date (other than those in Article 12, as to which a claim may be made at any time) or (ii) a representation or warranty, only if on or before the date that is three(3) years from the Closing Date, Sellers notify Buyer of a claim specifying the factual basis of the claim in reasonable detail to the extent then known by the Sellers.

     11.7  Third-Party Claims.

           (a)  Promptly after receipt by a Person entitled to indemnity under
Section 11.2 or 11.3 (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the Person obligated to indemnify under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

           (b) If an Indemnified Person gives notice to the Indemnifying Person pursuant to Section 11.7(a) of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or (ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 11 for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of applicable law or regulation or any violation of the rights of any Person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is

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

given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

           (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it or its Related Persons other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its Consent (which may not be unreasonably withheld).

           (d) Notwithstanding the provisions of Section 13.6, Sellers hereby consent to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third-Party Claim is brought against any Buyer Indemnified Person for purposes of any claim that a Buyer Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller and Shareholders with respect to such a claim anywhere in the world.

           (e) With respect to any Third-Party Claim subject to indemnification under this Article 11: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other Person fully informed of the status of such Third-Party Claim and any related Proceedings at all stages thereof where such Person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

           (f) With respect to any Third-Party Claim subject to indemnification under this Article 11, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all Confidential Information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its Best Efforts, in respect of any Third-Party Claim in which it has assumed or participated in the defense, to avoid production of Confidential Information (consistent with applicable law and rules of procedure), and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any Third-Party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

     11.8 Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

12.  GENERAL PROVISIONS

     12.1 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Contemplated Transactions,

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

including all fees and expense of its Representatives. If this Agreement is terminated, the obligation of each party to pay its own fees and expenses will be subject to any rights of such party arising from a Breach of this Agreement by another party.

     12.2 Public Announcements. Any public announcement, press release or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Except with the prior consent of Buyer or as permitted by this Agreement, neither Seller, nor any of their Representatives shall disclose to any Person (a) the fact that any Confidential Information of Seller has been disclosed to Buyer or its Representatives, that Buyer or its Representatives have inspected any portion of the Confidential Information of Seller, or (b) any information about the Contemplated Transactions, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the Contemplated Transactions or the related documents (including this Agreement). Sellers and Buyer will consult with each other concerning the means by which Sellers' employees, customers, suppliers and others having dealings with Seller will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

     12.3 Accounting. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

     12.4 Legal Representation of the Parties. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

     12.5 Notices. All notices, Consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other parties):

           Seller:                    Polar Plastics Inc
                                      c/o Polar Plastic Ltd
                                      St. Laurent, Quebec, Canada H4R 2B9
                                      Attention: Mr. Eric Cohen
                                      Fax no.: 514-331-2475
                                      E-mail address: polarprima@aol.com

           with a mandatory copy to:  Wiener & Wiener LLP
                                      Attention: Stephen W. Wiener, Esq.
                                      Suite 400 Commonwealth Bldg

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

                                      512 Hamilton Street
                                      Allentown, PA 18101
                                      Fax no.: 610-821-8635
                                      E-mail address: sww@wienerlaw.com

           Buyer:                     WinCup Holdings, Inc.
                                      Attention: Caroline J. Williamson, Esq.
                                      Fax no.: 610-341-9600
                                      E-mail address:
                                      carriewilliamson@radnorholdings.com

           with a mandatory copy to:  Duane Morris, LLP
                                      4200 One Liberty Place, Philadelphia,
                                      Pa 19103
                                      Attention: Vincent F. Garrity, Jr., Esq.
                                      Fax no.: 215-979-1020
                                      E-mail address: garrity@duanemorris.com

     12.6 Jurisdiction; Service of Process. Any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction may be brought in the courts of the State of Delaware, County of New Castle, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement or any Contemplated Transaction in any other court. The parties agree that either or both of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any Proceeding referred to in the first sentence of this section may be served on any party anywhere in the world.

     12.7 Enforcement of Agreement. Sellers acknowledge and agree that Buyer would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any Breach of this Agreement by Sellers could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Buyer may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent Breaches or threatened Breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

     12.8 Waiver; Remedies Cumulative. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the

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

maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     12.9 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Sellers) and constitutes (along with the Schedules, Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the party to be charged with the amendment.

     12.10 Schedules.

           (a) The information in the Schedules constitutes (i) exceptions to particular representations, warranties, covenants and obligations of Sellers as set forth in this Agreement or (ii) descriptions or lists of assets and liabilities and other items referred to in this Agreement. If there is any inconsistency between the statements in this Agreement and those in the Schedules(other than an exception expressly set forth as such in the Schedule with respect to a specifically identified representation or warranty), the statements in this Agreement will control.

           (b) The statements in the Schedules, relate only to the provisions in the Section of this Agreement to which they expressly relate and not to any other provision in this Agreement.

     12.11 Assignments, Successors and No Third-Party Rights. No party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other parties, except that Buyer may assign any of its rights and delegate any of its obligations under this Agreement to any Subsidiary of Buyer and may collaterally assign its rights hereunder to any financial institution providing financing in connection with the Contemplated Transactions. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, except such rights as shall inure to a successor or permitted assignee pursuant to this Section 13.11.

     12.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

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

     12.13 Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Articles," "Sections" and "Schedule" refer to the corresponding Articles, Sections and Schedules of this Agreement.

     12.14 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     12.15 Governing Law. This Agreement will be governed by and construed under the laws of the State of Delaware without regard to conflicts-of-laws principles that would require the application of any other law.

     12.16 Execution Of Agreement. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

13.  DEFINITIONS AND USAGE

     13.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings specified or referred to in this Section 14.1:

     "Affiliate" -- a person controlling , controlled by, or under common control with, another Person.

     "Affiliated Entities" - shall mean Polar Plastics, Ltd. a Canadian corporation, and Polpart Placements, Inc. a Canadian corporation.

     "Assets"--as defined in Section 2.1.

     "Assignment and Assumption Agreement"--as defined in Section 2.6(a)(i).

     "Assumed Liabilities"--as defined in Section 2.3(a).

     "Balance Sheet"--as defined in Section 3.4.

     "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to achieve that result as expeditiously as possible, provided, however, that a Person required to use Best Efforts under this Agreement will not be thereby required to take actions that would result in a material adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions or to dispose of or make any material change to its business, expend any material funds or incur any other material burden.

     "Bill of Sale"--as defined in Section 2.6(a)(i).

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

     "Breach"--any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other Contract, or any event which with the passing of time or the giving of notice, or both, would constitute such a breach, inaccuracy or failure.

     "Bulk Sales Laws"--as defined in Section 5.2.

     "Business Day"--any day other than (a) Saturday or Sunday or (b) any other day on which banks in New York are permitted or required to be closed.

     "Buyer"--as defined in the first paragraph of this Agreement.

     "Buyer Indemnified Persons"--as defined in Section 11.2.

     "Capital Leases" - as defined in Section 2.3(a)(ii)

     "Closing"--as defined in Section 2.5.

     "Closing Date"--the date on which the Closing actually takes place.

     "Closing Net Working Capital"--as defined in Section 2.7(b).

     "COBRA"--as defined in Section 3.15(h).

     "Code"--the Internal Revenue Code of 1986, as amended.

     "Commercially Reasonable Efforts" -- for purposes of this Agreement, "commercially reasonable efforts" will not be deemed to require a Person to undertake extraordinary or unreasonable measures, including the payment of amounts in excess of normal and usual filing fees and processing fees, if any, or other payments with respect to any Contract that are significant in the context of such Contract (or significant on an aggregate basis to all Contracts).

     "Confidential Information"--as defined in Section 12.1.

     "Contemplated Transactions"--all of the transactions contemplated by this Agreement.

     "Contract"--any agreement, contract, Lease, consensual obligation, promise or undertaking (whether written or oral and whether express or implied), whether or not legally binding.

     "Control" -- (including "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall be construed as such term is used in the rules promulgated under the Securities Act.

     "Cytronics Contract" -- as defined in Schedule 3.18.

     "Damages"--as defined in Section 11.2.

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

     "Effective Time" -close of business on Closing Date.

     "Employee Plans"--as defined in Section 3.15(a).

     "Encumbrance"--any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

     "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

     "Environmental, Health and Safety Liabilities"--any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

           (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, occupational safety and health and regulation of any chemical substance or product);

           (b) any fine, penalty, judgment, award, settlement, legal or administrative proceeding, damages, loss, claim, demand or response, remedial or inspection cost or expense arising under any Environmental Law or Occupational Safety and Health Law;

           (c) financial responsibility under any Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any cleanup, removal, containment or other remediation or response actions ("Cleanup") required by any Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

           (d) any other compliance, corrective or remedial measure required under any Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA).

     "Environmental Law"--any applicable law or regulation that requires or relates to:

           (a) advising appropriate authorities, employees or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

           (b) preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

           (c) reducing the quantities, preventing the Release or minimizing the hazardous characteristics of wastes that are generated;

           (d) assuring that products are designed, formulated, packaged and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

           (e)  protecting resources, species or ecological amenities;

           (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil or other potentially harmful substances;

           (g) cleaning up pollutants that have been Released, preventing the Threat of Release or paying the costs of such clean up or prevention; or

           (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA"--the Employee Retirement Income Security Act of 1974.

     "Equipment Leases"--as defined in Section 2.3(a)(i).

     "Estimated Net Working Capital"--as defined in Section 2.7(a).

     "Exchange Act"--the Securities Exchange Act of 1934.

     "Facilities"--any real property, leasehold or other interest in real property currently owned or operated by Sellers, including the Tangible Personal Property used or operated by Sellers at the locations of Real Property specified in Section 3.6 and 3.7. Notwithstanding the foregoing, for purposes of the definitions of "Hazardous Activity" and "Remedial Action" and Sections 3.19 and 11.3, "Facilities" shall mean any real property, leasehold or other interest in real property currently or formerly owned or operated by Sellers, including the Tangible Personal Property used or operated by Sellers at the respective locations of Real Property specified in Section 3.6 and 3.7.

     "GAAP"--generally accepted accounting principles for financial reporting in the United States, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4 were prepared.

     "Governmental Authorization"--any consent, license, registration or permit issued, granted, given or otherwise made available by or under the authority of any governmental body or pursuant to any applicable law or regulation.

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

     "Ground Lease" the long term lease entered into with respect to the Mooresville, North Carolina Facility.

     "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Material in, on, under, about or from any of the Facilities or any part thereof into the Environment and any other act, business, operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm, to persons or property on or off the Facilities.

     "Hazardous Material"--any substance, material or waste which is or will foreseeably be regulated by any governmental body, including any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including petroleum, petroleum products, asbestos, presumed asbestos-containing material or asbestos-containing material, urea formaldehyde and polychlorinated biphenyls.

     "Improvements"--all buildings, structures, fixtures and improvements located on the Land or included in the Assets, including those under construction.

     "Indemnified Person"--as defined in Section 11.7.

     "Indemnifying Person"--as defined in Section 11.7.

     "Intellectual Property"--as defined in Section 3.22.

     "Interim Balance Sheet"--as defined in Section 3.4.

     "IRS"--the United States Internal Revenue Service and, to the extent relevant, the United States Department of the Treasury.

     "Key Management" -- as defined in Section 2.6(a)(vi).

     "Knowledge"--an individual will be deemed to have Knowledge of a particular fact or other matter if:

           (a)  that individual is actually aware of that fact or matter; or

           (b) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

     A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (a) and (b) above), and any such individual (and any individual party to this Agreement) will be deemed to have conducted a

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

reasonably comprehensive investigation regarding the accuracy of the representations and warranties made herein by that Person or individual.

     "Land"--all parcels and tracts of land in which Seller has an ownership interest.

     "Lease"--any real property lease or any lease or rental agreement, license, right to use or installment and conditional sale agreement to which Seller is a party and any other Seller Contract pertaining to the leasing or use of any Tangible Personal Property.

     "Liability"--with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

     "Material Consents"--as defined in Section 7.3.

     "Occupational Safety and Health Law"--any applicable law or regulation designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, including the Occupational Safety and Health Act, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "OMV Obligations" -- as defined in Section 2.3(a)(iii).

     "Order"--any order, injunction, judgment, decree, ruling, assessment or arbitration award of any governmental body or arbitrator.

     "Permitted Encumbrances"--as defined in Section 3.8(b).

     "Person"--an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a governmental body.

     "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

     "Promissory Note"--as defined in Section 2.6(b)(ii).

     "Purchase Price"--as defined in Section 2.2.

     "Real Property"--the Land and Improvements and all appurtenances thereto and any Ground Lease property.

     "Related Person" -- means a member of an individual's family or an Affiliate.

     "Release"--any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the Environment or into or out of any property.

     "Remedial Action"--all actions, including any capital expenditures, required or voluntarily undertaken (a) to clean up, remove, treat or in any other way address any Hazardous Material or other substance; (b) to prevent the Release or Threat of Release or to minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare or the Environment; (c) to perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(c) to bring all Facilities and the operations conducted thereon into compliance with Environmental Laws and environmental Governmental Authorizations.

     "Representative"--with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor, accountant, financial advisor, legal counsel or other representative of that Person.

     "Retained Liabilities"--as defined in Section 2.3(b).

     "SEC"--the United States Securities and Exchange Commission.

     "Sellers"--as defined in the first paragraph of this Agreement.

     "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred), are held by the Owner or one or more of its Subsidiaries.

     "Tangible Personal Property"--all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than inventories) of every kind owned or leased by Sellers (wherever located and whether or not carried on Sellers' books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof and all maintenance records and other documents relating thereto.

     "Tax"--any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any governmental body or payable under any tax-sharing agreement or any other Contract.

     "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, declaration, claim for refund or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Third Party"--a Person that is not a party to this Agreement.

     "Third-Party Claim"--any claim against any Indemnified Person by a Third Party, whether or not involving a Proceeding.

     "Threat of Release"--a reasonable likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "WARN Act"--as defined in Section 3.20(c).

     "Working Capital Adjustment" -- as defined in Section 2.7

     "Working Capital Holdback" -- as defined in Section 2.7(b)

           (c) IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WINCUP HOLDINGS, INC.                       POLAR PLASTICS, INC.


Name:        Michael Kennedy                Name:     Eric Cohen
     ---------------------------------           -------------------------------

Title:     President and CEO                Title:      CEO
      --------------------------------            ------------------------------

BY:    /s/ Michael T. Kennedy               BY:   /s/ Eric Cohen
   -----------------------------------         ---------------------------------


                                            POLAR PLASTICS (NC), INC.


                                            Name:     Eric Cohen
                                                 -------------------------------

                                            Title:      CEO
                                                  ------------------------------

                                            BY:   /s/ Eric Cohen
                                               ---------------------------------

                         Omitted Exhibits and Schedules

     Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, Radnor Holdings Corporation has, with respect to the Asset Purchase Agreement by and among WinCup Holdings, Inc. and Polar Plastics Inc and Polar Plastics (NC) Inc dated November 11, 2003, omitted to file the following exhibits and schedules. These exhibits and schedules will be supplementally furnished to the Commission upon request.

     Exhibit A:                 Promissory Note
     Exhibit 2.4:               Allocation of Purchase Price
     Exhibit 2.6(a)(i):         Form of Bill of Sale
     Exhibit 2.6(a)(ii):        Form of Assumption of Real Property Lease
     Exhibit 2.6(a)(iii):       Form of Assignment of Intellectual Property
     Exhibit 2.6(a)(iv):        Form of Trademark License Agreement
     Exhibit 2.6(a)(vi):        Form of Seller's Non-Competition Agreement
     Exhibit 2.6(a)(vii):       Form of Supply Agreement
     Exhibit 2.6(a)(ix):        Form of Seller's Certificate
     Exhibit 2.6(a)(x):         Form of Release for Colmen Group (Waived)
     Exhibit 2.6(a)(xii):       Winston Salem Lease
     Exhibit 2.6(b)(iii):       Form of Assumption of Assumed Liabilities
     Exhibit 2.6(b)(iv):        Distributor Agreement
     Exhibit 2.6(b)(v):         Guaranty and Surety Agreement
     Exhibit 2.6(b)(vii):       Form of Buyer's Certificate
     Exhibit 2.6(b)(viii):      Confidentiality and NonDisparagement
     Exhibit 7.4(a):            Form of Opinion of Counsel for Sellers
     Exhibit 7.4(d):            Form of Landlord Consent and Estoppel
     Exhibit 8.4(a):            Opinion of Counsel for Buyer

     Schedule 2.1(a):           Excluded Assets
     Schedule 2.1(c):           Tangible Personal Property
     Schedule 2.1(d):           Assumed Contracts
     Schedule 2.1(e):           Governmental Authorizations
     Schedule 2.1(f):           Data and Records
     Schedule 2.1(g):           Intangible Rights
     Schedule 2.1(i):           Third Party Claims
     Schedule 2.3(a)(i):        Equipment Leases
     Schedule 2.3(a)(ii):       Capital Leases
     Schedule 2.7(a):           Estimated Net Working Capital
     Schedule 3.1(a):           Jurisdictions of Incorporation and Qualification
     Schedule 3.1(b):           Subsidiaries
     Schedule 3.2:              Sellers' Third Party Consents
     Schedule 3.3:              Contracts Related to Capitalization
     Schedule 3.6:              Owned Real Property to be Leased to Buyer
     Schedule 3.7:              Leased Real Property

      Schedule 3.8(a):           Real Estate Encumbrances
      Schedule 3.8(b):           Non-Real Estate Encumbrances
      Schedule 3.8(c):           Affiliated Entities Assets
      Schedule 3.10:             Accounts Receivable
      Schedule 3.12:             Liabilities
      Schedule 3.15(a):          Employee Benefits
      Schedule 3.16:             Legal Proceedings
      Schedule 3.17:             Absence of Certain Changes and Events
      Schedule 3.18:             Contracts
      Schedule 3.19:             Environmental Matters
      Schedule 3.20(a):          Employees
      Schedule 3.22:             Intellectual Property
      Schedule 3.23:             Relationships with Related Parties
      Schedule 3.24:             Brokers or Finders
      Schedule 4.2:              Buyer's Third Party Consents
      Schedule 7.3:              Material Consents
      Schedule 8.3:              Consents
      Schedule 10.11:            Tent Sale of Obsolete Inventory